Exhibit 99.1

Anworth Announces Fourth Quarter 2012 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 7, 2013--Anworth Mortgage Asset Corporation (NYSE: ANH) today reported core earnings available to common stockholders of $21.9 million, or $0.15 per diluted share, for the fourth quarter ended December 31, 2012. Core earnings consisted of $23.3 million of net income less $1.4 million of dividends paid to our preferred stockholders. This compares to core earnings of $20.5 million, or $0.15 per diluted share, for the third quarter ended September 30, 2012.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the three months ended December 31, 2012, there were no impairment losses on MBS.

On December 14, 2012, we declared a quarterly common stock dividend of $0.15 per share, which was paid on January 29, 2013 to holders of our common stock as of the close of business on December 28, 2012.

At December 31, 2012, our book value was $7.14 per share, versus $7.45 per share at September 30, 2012.

Our investments consist of Agency MBS, which constituted essentially our entire portfolio at December 31, 2012. At December 31, 2012 and September 30, 2012, the fair value of our Agency MBS portfolio and its allocation was approximately as follows:

	December 31,	September 30,
	2012	2012

Fair value of Agency MBS	$9.24 billion	$9.26 billion
Adjustable-rate Agency MBS (less than 1 year reset)	21%	22%
Adjustable-rate Agency MBS (1-2 year reset)	2%	0%
Adjustable-rate Agency MBS (2-5 year reset)	45%	51%
Adjustable-rate Agency MBS (>5 year reset)	10%	6%
15-year fixed-rate Agency MBS	18%	17%
30-year fixed-rate Agency MBS	4%	4%
	100%	100%

	December 31,	September 30,
	2012	2012
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.98%	3.14%
Hybrid adjustable-rate Agency MBS	2.82	2.87
15-year fixed-rate Agency MBS	2.97	3.16
30-year fixed-rate Agency MBS	5.56	5.56
CMOs	1.01	1.03
Total Agency MBS:	2.98%	3.09%
Average Amortized Cost:
Adjustable-rate and hybrid adjustable-rate Agency MBS	103.08%	102.99%
15-year fixed-rate Agency MBS	103.46	103.11
30-year fixed-rate Agency MBS	100.88	100.86
Total Agency MBS:	103.07%	102.92%
Current yield (weighted average coupon divided by average amortized cost)	2.89%	3.00%
Unamortized premium	$268.7 million	$255.2 million
Unamortized premium as a percentage of par value	3.07%	2.92%
Premium amortization expense on Agency MBS	$20.2 million	$19.4 million

	December 31,	September 30,
	2012	2012

Fair value of Non-Agency MBS	$0.4 million	$0.5 million

	December 31,	September 30,
	2012	2012

Constant prepayment rate (CPR) of Agency MBS and Non-Agency MBS	26%	26%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	25%	26%
Weighted average term to next interest rate reset on Agency MBS and Non-Agency MBS	37 months	36 months

	December 31,	September 30,
	2012	2012
Repurchase Agreements:
Outstanding repurchase agreement balance	$8.020 billion	$7.960 billion
Average interest rate	0.47%	0.42%
Average maturity	34 days	34 days
Average interest rate after adjusting for interest rate swap transactions	1.12%	1.04%
Average maturity after adjusting for interest rate swap transactions	420 days	437 days
Fair value of Agency MBS pledged to counterparties	$8.52 billion	$8.51 billion
Interest Rate Swap Agreements:
Notional amount	$3.16 billion	$3.09 billion
Percentage of outstanding repurchase agreement balance	39%	39%

At December 31, 2012 and September 30, 2012, our swap agreements had the following notional amounts (in thousands), weighted average interest rates and remaining terms (in months):

	December 31,			September 30,
	2012			2012
		Weighted			Weighted
		Average	Remaining		Average	Remaining
	Notional	Interest	Term in	Notional	Interest	Term in
	Amount	Rate	Months	Amount	Rate	Months

Less than 12 months	$375,000	3.32%	2	$405,000	3.40%	5
1 year to 2 years	410,000	2.07	16	325,000	2.31	17
2 years to 3 years	680,000	2.07	30	510,000	2.17	30
3 years to 4 years	1,045,000	1.93	41	1,250,000	1.89	42
Over 4 years	650,000	1.11	56	600,000	1.16	58
	$3,160,000	1.98%	34	$3,090,000	2.04%	36

At December 31, 2012, our leverage multiple was 7.13x, which was an increase from our leverage multiple of 6.82x at September 30, 2012. The leverage multiple is calculated by dividing our repurchase agreements outstanding by the aggregate of common stockholders’ equity plus Preferred Stock and junior subordinated notes.

	December 31,	September 30,
	2012	2012
Relative to Average Earning Assets During the Quarter:
Interest income earned	2.92%	3.04%
Amortization of premium	0.88	0.87
Average cost of funds on repurchase agreements and derivative instruments	1.10	1.08
Net interest rate spread	0.94%	1.09%

At December 31, 2012, stockholders’ equity available to common stockholders was approximately $1.014 billion, or a book value of $7.14 per share, based on approximately 142 million shares of common stock outstanding at quarter end. The $1.014 billion equals total stockholders’ equity of $1.062 billion less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $26.7 million and the proceeds from its sale of $25.2 million. At September 30, 2012, stockholders’ equity available to common stockholders was approximately $1.056 billion, or a book value of $7.45 per share, based on approximately 141.7 million shares of common stock outstanding at quarter end. The $1.056 billion equals total stockholders’ equity of $1.104 billion less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $26.4 million and the proceeds from its sale of $25 million.

We will host a conference call on Friday, February 8, 2013 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss fourth quarter 2012 results. The dial-in number for the conference call is 888-317-6016 for U.S. callers (international callers should dial 412-317-6016 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on February 8, 2013. The dial-in number for the replay is 877-344-7529 for U.S. callers (international and Canadian callers should dial 412-317-0088) and the conference number is 10024849. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus, may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, our ability to maintain an exemption from the Investment Company Act of 1940, as amended, and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION

BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$8,523,557	$8,068,829
Agency MBS at fair value	668,366	644,694
Paydowns receivable	52,410	48,371
	9,244,333	8,761,894
Non-Agency MBS at fair value	360	1,585
Cash and cash equivalents	2,910	8,877
Interest and dividends receivable	25,839	28,085
Derivative instruments at fair value	111	0
Prepaid expenses and other	11,552	13,328
Total Assets:	$9,285,105	$8,813,769
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$20,376	$23,788
Repurchase agreements	8,020,000	7,595,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	96,144	96,808
Dividends payable on Series A Preferred Stock	1,011	1,011
Dividends payable on Series B Preferred Stock	414	450
Dividends payable on common stock	21,302	28,083
Payable for securities purchased	0	20,679
Accrued expenses and other	761	1,044
Total Liabilities:	$8,197,388	$7,804,243
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($26,652 and $28,789, respectively); 1,066 and 1,152 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	$25,222	$27,239
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,935 and $46,888, respectively); 1,877 and 1,876 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	$45,447	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares, 142,013 and 134,115 issued and outstanding at December 31, 2012 and December 31, 2011, respectively	1,420	1,341
Additional paid-in capital	1,197,793	1,145,733
Accumulated other comprehensive income consisting of unrealized losses and gains	79,776	50,223
Accumulated deficit	(261,941)	(260,407)
Total Stockholders' Equity:	$1,062,495	$982,287
Total Liabilities and Stockholders' Equity:	$9,285,105	$8,813,769

ANWORTH MORTGAGE ASSET CORPORATION

STATEMENTS OF INCOME
(in thousands, except for per share amounts)

	For the Quarter	For the Quarter	For the Year	For the Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest on Agency MBS	$44,999	$53,667	$195,705	$223,981
Interest on Non-Agency MBS	11	32	58	149
Other income	46	14	90	50
	45,056	53,713	195,853	224,180
Interest expense:
Interest expense on repurchase agreements	22,069	22,127	84,720	87,975
Interest expense on junior subordinated notes	329	330	1,353	1,290
	22,398	22,457	86,073	89,265
Net interest income	22,658	31,256	109,780	134,915
Gain on sale of Agency MBS	4,434	0	4,434	0
Recovery on Non-Agency MBS	154	499	1,426	2,225
Expenses:
Management fee	(2,982)	0	(11,585)	0
Compensation, incentive compensation and benefits	0	(2,518)	0	(10,979)
Other expenses	(931)	(848)	(3,837)	(3,285)
Total expenses	(3,913)	(3,366)	(15,422)	(14,264)
Net income	$23,333	$28,389	$100,218	$122,876
Dividend on Series A Cumulative Preferred Stock	(1,012)	(1,011)	(4,045)	(4,044)
Dividend on Series B Cumulative Convertible Preferred Stock	(416)	(449)	(1,728)	(1,841)
Net income to common stockholders	$21,905	$26,929	$94,445	$116,991
Basic earnings per common share	$0.15	$0.20	$0.68	$0.91
Diluted earnings per common share	$0.15	$0.20	$0.67	$0.90
Basic weighted average number of shares outstanding	142,140	133,412	138,382	128,601
Diluted weighted average number of shares outstanding	146,159	137,625	142,485	132,759

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com